WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

STAR GOLD CORP.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Star Gold Corp., a placeStateNevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1)

Resignation of Directors

WHEREAS, the Company has received the resignation of the following director and officer of the Corporation.

COLLEEN EWANCHUK

RESOLVED, that the number of directors of the Corporation be increased from two directors to three directors to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated: This 29th day of January, 2009.

The undersigned, being all the Directors of Star Gold Corp., waive the required notice of meeting and consent to all actions taken hereby.

_______________________________

Lindsay Gorrill, President, Secretary

Treasurer

__________________________________

Colleen Ewanchuk, Secretary, Treasurer

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